Exhibit 99.1

FOR IMMEDIATE RELEASE: APRIL 2, 2025

Leggett & Platt Signs Agreement to Sell its Aerospace Products Group

Carthage, Mo., April 2, 2025 - - -

Leggett & Platt has signed an agreement to sell its Aerospace Products Group to affiliated funds managed by Tinicum Incorporated for a cash purchase price of $285 million before customary working capital and debt-type adjustments. The transaction is expected to close in 2025 as soon as all closing conditions are met, including necessary regulatory approvals. The after-tax cash proceeds are expected to be approximately $240 million.

The Aerospace Products Group is a supplier of complex, highly engineered tube and duct assemblies for use primarily in commercial and military aircraft platforms and space launch vehicles. The business is comprised of seven manufacturing facilities located in the U.S., UK, and France and approximately 700 employees with net trade sales of $190 million in 2024.

This divestiture is part of the ongoing strategic business review, aimed at determining which businesses are the right long-term fit for the company.

2025 full year guidance excluding the Aerospace Products Group will be issued after the transaction closes.

Lazard is serving as exclusive financial advisor and Freshfields is serving as legal advisor to Leggett & Platt in this transaction.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 142-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; hydraulic cylinders for material handling and heavy construction applications; and aerospace tubing and fabricated assemblies.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” regarding the timing and closing of the transaction, whether the transaction occurs at all, the amount of after-tax cash proceeds, and post customary cash, working capital, and debt-type adjustments. These statements are identified either by the context in which they appear or by use of words such as “expect,” “anticipate,” “guidance” or the like. Such statements are expressly qualified by the cautionary statements described in this section and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties, and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, Leggett does not have, and does not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends, or results. It is not possible to list all risks, uncertainties, and developments that may cause actual events or results to differ from forward-looking statements. Some of these risks and uncertainties include: (i) the occurrence of any event, change, or other circumstance that could give rise to the termination of the agreement to sell Leggett’s Aerospace Products Group; (ii) the possibility that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, in a timely manner or at all, including the risk that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction, or may require conditions, limitations, or restrictions in connection with such approvals; (iii) the risk that the transaction may not be completed within the expected timeframe, or at all; (iv) the risk that the debt financing to be provided by the third-party lender falls through; (v) unexpected costs, charges, or expenses resulting from the transaction; and (vi) other risk factors as detailed from time to time in Leggett’s reports filed with the SEC, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Cassie J. Branscum, Vice President, Investor Relations

Katelyn J. Pierce, Analyst, Investor Relations

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